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                                                                    Exhibit 3.06


                          CERTIFICATE OF INCORPORATION
                                       OF
                                CSKAUTO.COM, INC.
                             A DELAWARE CORPORATION



FIRST:         The name of the corporation is CSKAUTO.COM, Inc. (the
               "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805 and the name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

               A. The Corporation shall be authorized to issue one class of stock to be designated "Common Stock"; the total number of shares which the Corporation shall have authority to issue is One Hundred (100); and each such share shall have a par value of one cent ($.01).

               B. Each common stockholder of record shall have one vote for each share of stock which is outstanding in his or her name on the books of the Corporation and which is entitled to vote. In the election of directors each stockholder shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate.

               C. Common stockholders of the Corporation shall not have
                  preemptive rights.

               D. The shares of Common Stock may be issued from time to time in one or more series. The board of directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Common Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.
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FIFTH:         The name and mailing address of the incorporator of the
               Corporation is:

                  Corporation Service Company
                  1013 Centre Road
                  Wilmington, Delaware 19805

SIXTH: The number of initial directors shall be thirteen (13) and thereafter shall be set by the board of directors. The term of office of a director shall be one year and thereafter until his or her successor is elected and qualified, unless he or she shall resign, become disqualified or disabled or a new director is elected prior to the expiration of a serving director's term.

               The name and mailing address of the initial directors are:

               NAME                             ADDRESS
               ----                             -------
               Maynard Jenkins                  645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               James Bazlen                     645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               John Antioco                     645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Morton Godlas                    645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Jon P. Hedley                    645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Edward G. Lord, III              645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Christopher J. O'Brien           645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Charles J. Philippin             645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Robert Smith                     645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Christopher J. Stadler           645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Jules Trump                      645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

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
               Eddie Trump                      645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

               Savio W. Tung                    645 E. Missouri Avenue, Suite 400
                                                Phoenix, AZ 85012

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this Corporation.

EIGHTH: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide or unless the Board of Directors shall so direct.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in summary way of this corporation or of any creditor or stockholder thereof or an the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this Corporation.

ELEVENTH:      No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that (except as set forth below) this Article does not eliminate or limit any such liability imposed by law: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General

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               Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be further eliminated or limited pursuant to this Article to the fullest extent permitted by the Delaware General Corporation Law as so amended. Unless applicable law requires otherwise, any repeal of this Article by the stockholders of the Corporation, and any modification to this Article (other than one further eliminating or limiting director personal liability) shall be prospective only and shall not adversely affect any elimination of, or limitation on, the personal liability of a director of the Corporation existing at the time of such repeal or modification.

TWELFTH:       Indemnification.

               Section 1. Indemnification. To the fullest extent from time to time permitted by Section 145 of the Delaware General Corporation Law, the Corporation shall indemnify each Authorized Representative who was or is a party or who was or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgment in its favor), whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans, from and against any and all expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Authorized Representative or on such Authorized Representative's behalf in connection with such Proceeding. The Corporation shall make such indemnification to the Authorized Representative within 30 days after receipt by the Corporation of the written request of the Authorized Representative for such indemnification unless, within that time, the Corporation (by resolution of its directors or stockholders or the written opinion of its counsel) has determined that the Authorized Representative is not entitled to such indemnification.

               Section 2. Advancement of Expenses. Expenses (including attorneys' fees) incurred by an Authorized Representative or on such Authorized Representative's behalf in defending any such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, within 10 days after receipt by the Corporation of the written request of the Authorized Representative for such advance. The Corporation may condition such advance upon the receipt of the written undertaking of such Authorized Representative or on such Authorized Representative's behalf to repay such amount if it shall ultimately be determined that the Authorized Representative is not entitled to be indemnified by the Corporation. Such undertaking shall not be required to be guarantied by any other person or collateralized, and shall be accepted by the Corporation without regard to the financial ability of the person providing such undertaking to make such repayment.

               Section 3. Presumptions. For all purposes of this Article and to the fullest extent permitted by applicable law, there shall be a refutable presumption in favor of the Authorized Representative that all requested indemnifications and advancements of expenses are reasonable and that all conditions to indemnification or expense advancements, whether required under this Article or the Delaware General Corporation Law, have been satisfied.

               Section 4. Definitions, Etc. As used in this Article, "Authorized Representative" means, collectively: (i) any person who is or was an officer or director of the Corporation; and (ii) any other person who may be designated by the Board from time to time as an "authorized representative" for purposes of this Article. The provisions of Section 145(h), (i) and (j) of the Delaware General Corporation Law shall apply to this Article.

               Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law or this Article.

               Section 6. Article Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any Authorized Representative may have or hereafter acquire under any statute, this Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Article shall affect the right of the Corporation to grant rights of indemnification, and the advancement of expenses, to any other person or in any other circumstance.

               Section 7. Reliance. Each Authorized Representative shall be deemed to have acted in reliance upon the rights to indemnification and advancement of expenses established in this Article. Unless applicable law requires otherwise, any repeal or modification of this Article (other than a modification expanding the right to indemnification and expense advancement in favor of Authorized Representatives) shall be prospective only and shall not adversely affect any right or benefit of an Authorized Representative to indemnification or expense advancement at the time of such repeal or modification.

               Section 8. Severability. If any portion of this Article shall be held to be illegal, invalid or otherwise unenforceable by any court having appropriate


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
               jurisdiction, then the Corporation nevertheless shall indemnify and advance expenses to each Authorized Representative to the fullest extent permitted by the applicable portions of this Article not so held to be illegal, invalid, unenforceable, and otherwise to the fullest extent permitted by law.

THIRTEENTH:    From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

      Dated:     February 24, 1999
            ----------------------



                                    By:  /s/ Karin L. Dunn
                                        --------------------------------------

                                    Name: Karin L. Dunn
                                        ---------------------------------------


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